UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported): February 3, 2006

                               GRIFFON CORPORATION
               (Exact Name of Registrant as Specified in Charter)


        Delaware                       1-6620                    11-1893410
(State or Other Jurisdiction         (Commission             (I.R.S. Employer
     of Incorporation)               File Number)         Identification Number)


  100 Jericho Quadrangle Jericho, Suite 224, New York              11753
      (Address of Principal Executive Offices)                   (Zip Code)

                                 (516) 938-5544
              (Registrant's telephone number, including area code)

                             ----------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01.    Entry into a Material Definitive Agreement.

     On February 3, 2006, the stockholders of Griffon Corporation (the "Company") approved the 2006 Equity Incentive Plan (the "Equity Incentive Plan"). On the same date, the stockholders of the Company approved the 2006 Performance Bonus Plan (the "Performance Bonus Plan"). Each of these plans was adopted by the Board of Directors of the Company on December 6, 2005. The Equity Incentive Plan was effective as of February 3, 2006 and the Performance Bonus Plan was effective as of December 5, 2005, subject to the stockholder approval obtained on February 3, 2006.

     The summary of the Equity Incentive Plan and the Performance Bonus Plan are qualified in their entirety by reference to the Equity Incentive Plan and the Performance Bonus Plan, copies of which are filed as exhibits to this report.

2006 Equity Incentive Plan

     The Equity Incentive Plan authorizes the grant of Performance Shares, Performance Units, Options (incentive stock options and nonqualified stock options), Stock Appreciation Rights, Restricted Shares and Deferred Shares (collectively called "Awards"). Pursuant to the Equity Incentive Plan, the number of shares of common stock initially available for award is 1,700,000 shares (600,000 of which may be issued as incentive stock options). The number of shares available for issuance will be reduced by a factor of two to one for each share issued pursuant to an Award other than an Option. The maximum number of shares that may be awarded to a participant in any fiscal year shall not in the aggregate exceed 500,000 with respect to Option Awards or 250,000 with respect to any Award other than an Option.

     The Equity Incentive Plan will be administered by the Compensation Committee (the "Committee") of the Board of Directors. Subject to the other provisions of the Equity Incentive Plan, the Committee has the authority to interpret the Equity Incentive Plan, establish and amend rules and regulations relating to the Equity Incentive Plan, select the participants and determine the type of Awards to be made to participants, the number of shares subject to Awards and the terms, conditions, restrictions and limitations of Awards, and make all other determinations it deems necessary or advisable for the administration of the Equity Incentive Plan. The Committee may also delegate to one or more officers of the Company the authority to grant Awards to participants who are not subject to Section 16 of the Exchange Act or Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

     Each grant of Performance Shares and Performance Units will specify the performance objectives that must be achieved in order for payment to be made. Each grant of Options or SARs shall specify the length of service and/or any applicable performance goals that must be achieved before it becomes exercisable. Each grant of Restricted Shares shall specify the duration of the restriction period and any other conditions that under which the Restricted Shares would be forfeitable to the Company, including any applicable performance goals. Each grant of Deferred Shares shall specify the deferral period and any other conditions to which future delivery of shares to the recipient is subject, including any applicable performance goals. Each grant may provide for the early exercise of rights or termination of a restriction or deferral period in the event of a change in control or similar transaction or event.

     The Board of Directors of the Company has the authority to amend or terminate the Equity

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Incentive Plan at any time,  provided,  however,  that  stockholder  approval is required for any amendment, which (i) increases the number of shares available for Awards under the Equity Incentive Plan (other than to reflect a change in the Company's capital structure), ii) increases the maximum number of shares allowed for grants to any participant, (iii) changes the class of persons eligible to receive grants of Awards or the types of Awards available under the Equity Incentive Plan, (iv) increases the benefits to participants under the Equity Incentive Plan, or (v) as otherwise required by applicable law or under the rules of any applicable exchange. Further, no Award may be repriced, replaced, regranted through cancellation, or modified without stockholder approval. Finally, the Equity Incentive Plan will terminate automatically ten years after it is approved by stockholders.

2006 Performance Bonus Plan

     Section 162(m) of the Code disallows a deduction to the Company for any compensation paid to a "Covered Employee" in excess of $1 million per year, subject to certain exceptions. In general, "Covered Employees" include the chief executive officer and the four most highly compensated executive officers of the Company. Among other exceptions, the deduction limit does not apply to compensation that meets the specified requirements for "performance-based compensation." The Performance Bonus Plan will permit incentive compensation bonus awards to be structured to qualify as "performance-based" compensation under Section 162(m) of the Code.

     All employees of the Company are eligible to participate in the Performance Bonus Plan. The maximum amount of the incentive compensation bonuses payable to any participant under the Performance Bonus Plan in, or in respect of, any single fiscal year shall not exceed $5 million. All incentive compensation bonuses paid pursuant to the Performance Bonus Plan will be paid in cash.

     The Committee will administer the Performance Bonus Plan. Subject to the other provisions of the Performance Bonus Plan, the Committee has the authority to interpret the Performance Bonus Plan, establish and amend rules and regulations relating to the Performance Bonus Plan, select the participants and establish the performance goals and determine the amounts of incentive compensation payable to any participant upon satisfaction of a performance goal, establish the terms and conditions of any performance based incentive compensation bonus opportunity; and make all other determinations it deems necessary or advisable for the administration of the Performance Bonus Plan.

         The Committee may also delegate to one or more executive officers of the Company the authority to administer the Performance Bonus Plan with respect to any participants who are not Covered Employees. The Committee may also, at any time and from time to time, alter, amend, suspend or terminate the Performance Bonus Plan in whole or in part. However, no such amendment shall be effective which alters any grant, performance target or other criteria relating to any grant to a Covered Employee for the performance period in which such amendment is made or any prior performance period, except as such amendment may be made without causing such grant to cease to qualify as performance-based compensation under Section 162(m) of the Code.


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Item 9.01.        Exhibits.

(d)   Exhibits.

10.1. Griffon Corporation 2006 Equity Incentive Plan

10.2. Griffon Corporation 2006 Performance Bonus Plan


                                       3


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                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        GRIFFON CORPORATION


                                        By:/s/Eric P. Edelstein
                                           -------------------------
                                           Eric P. Edelstein
                                           Executive Vice President and
                                           Chief Financial Officer


Date:   February 17, 2006


                                       4


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                                  Exhibit Index


10.1.    Griffon Corporation 2006 Equity Incentive Plan

10.2.    Griffon Corporation 2006 Performance Bonus Plan